UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road P.O. Box 1488 Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective April 3, 2009, Navistar International Corporation (the “Company”) and one of its principal operating subsidiaries, Navistar, Inc. (“Navistar”), entered into a Truck Business Relationship Agreement (the “Truck Business Relationship Agreement”) with Caterpillar Inc. (“Caterpillar”). Pursuant to the Truck Business Relationship Agreement, upon satisfaction of certain conditions, Caterpillar and Navistar will form a limited liability company, NC2 Global LLC (the “Joint Venture”), for the purpose of developing, designing, testing, manufacturing, assembling, branding, marketing and selling, and distributing and providing product support for, heavy and certain medium duty trucks outside of North America and the Indian subcontinent (the “Joint Venture Business”). Additionally, pursuant to the Truck Business Relationship Agreement, Caterpillar and Navistar will also enter into a strategic alliance involving the development, design, manufacture and sale of Caterpillar-branded heavy duty severe service trucks in North America.

The Truck Business Relationship Agreement contains customary representations, warranties and covenants of the Company, Navistar and Caterpillar. Among other things, the Company, Navistar and Caterpillar are subject to restrictions on their ability to solicit proposals, provide information, engage in discussions or enter into an agreement regarding any new joint venture or strategic alliance similar to the transactions described in the Truck Business Relationship Agreement. The Truck Business Relationship Agreement requires the parties to indemnify one another for certain losses resulting from breaches of their respective representations, warranties and covenants.

The Truck Business Relationship Agreement contains a number of termination provisions, including termination by either party if the transaction does not close by September 30, 2009. In certain specified circumstances, a party is required to reimburse the other party’s out-of-pocket fees and expenses.

The closing of the transactions contemplated in the Truck Business Relationship Agreement is subject to a number of closing conditions, including, the execution and delivery of the joint venture operating agreement, the strategic alliance agreement and certain ancillary agreements and agreement upon certain items set forth in the Truck Business Relationship Agreement.

A copy of the Truck Business Relationship Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Truck Business Relationship Agreement does not purport to be complete and is qualified in its entirety by reference to the Truck Business Relationship Agreement.

The Joint Venture Operating Agreement

Upon the consummation of the transactions set forth in the Truck Business Relationship Agreement and in connection with the formation of the Joint Venture, Caterpillar, Navistar and the Joint Venture will enter into a Joint Venture Operating Agreement (the “Operating Agreement”) to conduct the Joint Venture Business. The Operating Agreement will be the Joint Venture’s primary operating document and contain the understandings and agreements of the parties regarding the governance and operations of the Joint Venture Business. The Joint Venture Business does not include the sale of vehicles to military customers. The Joint Venture Business may be revised, in Caterpillar’s sole discretion, after six years following the execution of the Operating Agreement, to exit the medium duty cab over engine truck business.

Navistar and Caterpillar will each provide the Joint Venture with certain products and services pursuant to the terms of one or more sales and services agreements. Navistar may also require the Joint Venture to develop, design, test, manufacture, and assemble medium and heavy duty cab over engine trucks, and replacement parts therefor, to sell to Navistar for resale in North America pursuant to one or more sales and services agreements. In the event that Navistar sources heavy duty cab over engine trucks from the Joint Venture for resale in North America, the market share of vocational heavy duty cab over engine trucks is equal to or greater than 10% of the total market share of vocational heavy duty trucks in North America or upon approval of the Joint Venture’s Board of Directors, Caterpillar may require the Joint Venture to develop, design, test, manufacture, and assemble vocational heavy duty cab over engine trucks, and replacement parts therefor, to sell to Caterpillar for resale in North America pursuant to one or more sales and services agreements.

Under the Operating Agreement, each of Caterpillar and Navistar will initially own 50% of the ownership interest in the Joint Venture. Upon the execution of the Operating Agreement, each of Caterpillar and Navistar will contribute $45.5 million to the Joint Venture as an initial capital contribution. In addition, each of Caterpillar and Navistar are committed to provide the Joint Venture with up to an additional $123.4 million of required funding over the following three years. Each year the Board of Directors of the Joint Venture must agree to an annual and five-year rolling business plan, which include additional three year funding commitments.

Pursuant to the Operating Agreement, the Joint Venture will have a Board of Directors consisting of six directors, with Caterpillar and Navistar each appointing three of the directors. The Joint Venture will be managed day-to-day by a President, appointed by Navistar. The President and Chief Financial Officer, which shall be appointed by Caterpillar, will each be appointed for a three year term.

The initial term of the Operating Agreement is 25 years, subject to five year extensions upon written agreement of Caterpillar and Navistar. The Operating Agreement contains various termination provisions; however, the Joint Venture may not be voluntarily terminated by either Caterpillar or Navistar without mutual consent unless a material breach, a deadlock with respect to an annual or five-year rolling business plan (at least five years after execution of the Operating Agreement), a dilution of Caterpillar’s or Navistar’s ownership interest below 25% or a change of control of Caterpillar or the Company has occurred.

Upon a change of control of Caterpillar or the Company, the party not undergoing a change of control can make a one time offer to purchase 100% of the ownership interest in the Joint Venture at a fixed price. The member undergoing the change of control will then have the option of either accepting the offer or purchasing 100% of the ownership interest in the Joint Venture at such price. Additionally, upon a material breach or dilution of Caterpillar’s or Navistar’s ownership interest below 25%, the non-defaulting party may choose to purchase 100% of the ownership interest in the Joint Venture at fair market value, as determined by an independent third party retained to value the Joint Venture.

Under the Operating Agreement, the Company, Navistar, Caterpillar and their affiliates are subject to various exclusivity and non-competition provisions. Subject to certain exceptions, the Company, Navistar, Caterpillar and their affiliates are prohibited from engaging in business, either directly or indirectly, within the scope of the Joint Venture Business.

The form of Operating Agreement to be executed in connection with the formation of the Joint Venture is attached as an Exhibit 1 to the Truck Business Relationship Agreement and is incorporated herein by reference. The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement.

Item 8.01	Other Events

On April 6, 2009, the Company and Caterpillar issued a press release announcing the execution of the Truck Business Relationship Agreement. A copy of the press release is furnished under this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibit

Exhibit No.	Description
10.1	Truck Business Relationship Agreement, dated as of April 3, 2009, by and among Caterpillar, Inc., Navistar Inc. and Navistar International Corporation

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: April 7, 2009	By:	/s/ William A. Caton
William A. Caton
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Truck Business Relationship Agreement, dated as of April 7, 2009, by and among Caterpillar, Inc., Navistar Inc. and Navistar International Corporation

99.1	Press Release